UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
May 19, 2020
Date of Report (Date of earliest event reported)

MODEL N, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35840	77-0528806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Mariners Island Boulevard, Suite 300 San Mateo, California 94404
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 610-4600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00015 per share	MODN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On May 19, 2020, Model N, Inc. (“Model N”) issued a press release announcing that it proposed to offer, subject to market conditions and other factors, $150.0 million aggregate principal amount of Convertible Senior Notes due 2025 in a private placement to qualified institutional buyers (“QIBs”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Also on May 19, 2020, Model N issued a press release announcing the pricing of its offering of $150.0 million aggregate principal amount of 2.625% Convertible Senior Notes due 2025 (the “Notes”) in a private placement to QIBs pursuant to Rule 144A under the Securities Act. Model N also granted the initial purchasers of the Notes a 13-day option to purchase up to an additional $22.5 million aggregate principal amount of Notes.

Copies of the press releases announcing the proposed offering of the Notes and the pricing of the offering of the Notes are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press release dated May 19, 2020 announcing the proposed offering of the Notes.

99.2	Press release dated May 19, 2020 announcing the pricing of the proposed offering of the Notes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MODEL N, INC.
(Registrant)

By:	/s/ David Barter
David Barter
Senior Vice President and Chief Financial Officer
Date: May 19, 2020